Exhibit 99.2

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors

Parkway Properties, Inc.

390 North Orange Avenue, Suite 2400

Orlando, Florida 32801

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 28, 2016, to the Board of Directors of Parkway Properties, Inc. (“Parkway”) as Annex C to, and reference thereto under the headings “SUMMARY — Opinions of Parkway’s Financial Advisors — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated” and “THE MERGER — Opinions of Parkway’s Financial Advisors — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated” in, the joint proxy statement/prospectus relating to the proposed transaction involving Parkway and Cousins Properties Incorporated (“Cousins”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Cousins (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH

          INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED

June 6, 2016